UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2014

InoLife Technologies, Inc.
 (Exact Name of Registrant as Specified in Charter)

New York
(State or Other Jurisdiction of Incorporation)

000-50863
(Commission File Number)

30-299889
 (I.R.S. Employer Identification No.)

6040-A  Six Forks Rd., #135
Raleigh, N.C. 27609
(Address of Principal Executive Offices)

919-727-9186
  (Issuer Telephone Number)

Copies to:
John T. Root, Jr., Attorney at Law
P.O. Box 5666
Jacksonville, AR  72078
(501) 529-8567 Tel
(501) 325-1130 Fax

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

InoLife Technologies, Inc.

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

Item 4.01 Change in Registrant’s Certifying Accountant

Exhibit 16.1 Letter to SEC from Hartley Moore

Signatures

Item 4.01	Changes in Registrant’s Certifying Accountant.

On January 3, 2014, Hartley Moore Accountancy Corporation informed Inolife Technologies, Inc. that it was terminating Hartley Moore Accountancy Corporation as our independent registered public accounting firm effective immediately. While Hartley Moore Accountancy Corporation had served as our independent registered public accounting firm since August 2013, it had never issued a report on our financial statements.  During the period of time that Hartley Moore Accountancy Corporation served as our independent registered public accounting firm we had no disagreements with the firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of Hartley Moore Accountancy Corporation would have caused it to make reference to the subject matter of the disagreement in connection with any report it might issue.

The decision to change auditors was approved by our Board of Directors.

We provided Hartley Moore Accountancy Corporation with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that the firm furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree.  A copy of the letter provided by Hartley Moore Accountancy Corporation is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

16.1	Letter dated January 6, 2014 from Hartley Moore Accountancy Corporation to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INOLIFE TECHNOLOGIES, INC.

Date: January 6, 2014	By:	/s/ Gary Berthold
Gary Berthold
Principal Executive Officer